Project Velocity Materials May 13, 2020 Exhibit 99.3

Executive Summary 3 I Company Overview 9 II Industry Dynamics 15 III FCC Process Update 24 IV Adjusted Outlook 27 V DIP Analysis 33 VI Appendix 39 VII

Executive Summary

Executive Summary Intelsat is reaching out to existing stakeholders to identify additional capital required to fund clearing costs pursuant to the February 28 FCC Final Order. The FCC Order gives Intelsat the opportunity to collect $4.87bn for clearing the C-Band spectrum on an accelerated timeline To qualify, Intelsat must clear 3.7-3.82 GHz by December 2021 and 3.82-4.0 GHz by December 2023(1) If it meets the specified clearing requirements, Intelsat will earn approximately $1.20bn and $3.67bn in December 2021 and December 2023, respectively (the “Accelerated Relocation Payments”) Significant clearing spending commenced in April 2020 Intelsat has not finally determined, or publicly stated its intentions regarding the Order Receipt of reimbursements of reasonable clearing costs scheduled to begin shortly after the C-band auction, which is currently scheduled to begin December 8, 2020 Reimbursements unlikely to be received prior to Q2 2021 Intelsat does not currently have the internal resources needed to fund the relocation process (“Clearing Costs”), service its current debt obligations, maintain its financial covenants and meet its operating requirements These resources are becoming further strained in the current operating environment The Company will consider both in-court and out-of-court alternatives The Company has prepared a preliminary DIP budget, included herein, in the event that out-of-court alternatives are not available The Company is asking existing creditors to propose a junior lien DIP at the Jackson entity or at any of the HoldCo entities Amongst other requirements, Intelsat must also provide passband filters for the 3.7-3.82 GHz band in 46 of the top 50 PEAs by December 2021, and passband filters for all PEAs for the 3.7-4.0 GHz band by December 2023.

Liquidity Forecast Based on the current adjusted 2020 outlook, Intelsat Jackson’s existing cash resources are insufficient to fund estimated clearing costs. Unlevered Free Cash Flow equals cash flow from operations (excluding cash associated with C-Band clearing process) plus cash flow from investing. Total Clearing Costs through 2021 estimated to be $1.2bn. Assumes Clearing Costs are funded by Jackson and Jackson funds consolidated interest payments. Includes restricted cash at Jackson. (3)` (1) (4) (4)

Simplified Capital Structure Excludes $72mm and $109mm of 2020E Deferred Revenue and ASC 606 Revenue, respectively, and $14mm of non-cash employee-related expenses. As part of the capital raise process, the Company is considering options with respect to de-levering its balance sheet. (1)

Capital Requirements In order to (1) fund the FCC relocation process, (2) improve its levered free cash flow profile, (3) remain competitive with its peers, and (4) unlock capital availability for strategic alternatives, the Company requires significant investment and / or other balance sheet rationalization. The Company’s capital requests to address the following issues: $1.0bn to fund FCC relocation process, dependent on auction timing and reimbursement dates Create flexibility in Term Loan financial covenants Address near-term 2021 and 2022 maturities Additional debt relief to create a pro forma leverage profile consistent with long-term declines in free cash flow Assumes all debt is refinanced at maturities. Excludes impact of Clearing Costs. Illustrative 2023 EBITDA represents a 5% decline year-over-year from current 2020 outlook. This is not Company guidance. Illustrative 2023 levered free cash flow, assumes same level of CapEx and other items such as change in net working capital as 2020, and current weighted average interest cost applicable to total debt pro forma paid down with FCC Acceleration Payments. Illustrative Pro Forma Consolidated Credit Statistics

Financing Need Actual cash receipt of $1,198mm of Phase 1 Acceleration Payments will likely not occur till Q1 2022. Assumes existing Term Loans are converted to ABR Loans with a higher base rate and interest paid at the end of each quarter at filing. The Company's financing need is largely contingent upon timing of the reimbursement of its Clearing Costs (“Clearing Cost Reimbursements”), which are currently forecast to begin June 30, 2021.

Company Overview

Company Overview

Intelsat operates the world's largest and most advanced satellite communications network.

FOUR BUSINESS SEGMENTS

- Media
- Enterprise
- Government
- Mobility

ASSET DEPTH

53	In-Service Satellites
8	Teleports
~200	Countries Receive Intelsat Services

RELIABLE CUSTOMER BASE

> Provide services to telecommunications, enterprise, mobility, video and government sectors

> Distribute ~5,500 video channels, including approximately 1,600 HD channels

> 78% of total available system capacity utilized by customers

> $7.0bn contracted backlog as of December 31, 2019

GLOBAL FOOTPRINT WITH INVESTMENTS IN FUTURE GROWTH

Satellite communications network covers 99% of the world's populated regions, including market access in approximately 200 countries and territories

Intelsat Epic entering its second generation with the early 2020 order of Intelsat 40e, featuring North America coast-to-coast coverage, designed for mobility applications

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Business Segment Overview

Intelsat operates in the following business segments, each with its own market dynamics and outlook.

Segment	Description	2019 Revenue	'16-19 CAGR
Media	> Direct-to-home TV > Distribution of television programming > Worldwide event broadcasting	> $882mm	> 1%
Enterprise and Wireless	> Fixed and wireless networks 2G/3G/4G/5G > Private corporate networks supporting offshore and globalized businesses > Broadband for remote communities	> $499mm	> (9%)
Mobility	> In-flight broadband services for aviation > Maritime broadband > Internet of Things (IoT) and Machine-to-Machine (m2m) communications	> $272mm	> 8%
Government	> Reliable and secure global services > Ground, sea and air mobile applications > Customized solutions, hosted payloads > Mission critical communication capabilities	> $378mm	> (2%)

Note: Excludes revenue related to satellite related services ("SRS"), which totaled ~$30mm in 2019.

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Asset Overview

The Company operates 53 satellites and 8 teleports via the IntelsatOne terrestrial network. No single satellite accounts for more than 7% of the Company's revenue.

NETWORK HIGHLIGHTS

- **Prime orbital slots**, anchor a valuable portfolio of coordinated spectrum rights
- **Highly reliable service**, including transponder availability of 99.999% on all operational satellites
- **Flexibility to relocate** satellites to other orbital locations as fleets are replaced, demand patterns change or in response to new customer requirements
- **Ability to reconfigure capacity** to provide different areas of coverage via design features and steerable beams on many satellites
- **Improved restoration alternatives** with multiple satellites serving each region, should a satellite anomaly occur

INTELSAT EPIC

- The Company's current generation fleet of five High-Throughput Satellites (HTS), known as Intelsat Epic, is designed to reduce cost per Mbps and enhance connection speeds
- Intelsat Epic offers commercial customers broadband services that allow them to innovate, in turn transforming their businesses and expanding the territories and applications that they can profitably serve

CURRENT FLEET RETIREMENT SCHEDULE



Number of satellites retired
0
1
2
3
4
5
6
7
8
9
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
Satellite Manufacturer(1)
BSS
SSL
NGIS
Airbus
Thales

(1) BSS - Boeing Satellite Systems, Inc.; SSL – Space Systems/Loral, LLC; LM – Lockheed Martin Corporation; NGIS – Northrop Gumman Innovation Systems. Three of the satellites included herein represent third party satellites which host Intelsat payloads.

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Customer and Contract Summary As of December 31, 2019, contracted backlog totaled $7.0bn with a weighted average remaining customer contract life of approximately 4.2 years. The below includes representative customers in each business segment. Government Network Services Enterprise and Wireless Enterprise Wireless Air Maritime Mobility Media Distribution DTH

Leading Position in Key Regions The Company has leading positions in all of its primary markets. Source: Euroconsult 2019 – Satellite Communications and Broadcasting Market Survey. Includes both tradition and HTS capacity For each region, ranking is determined by Euroconsult’s estimated 2017 revenues and supporting company annual filings. Region FSS Industry Forecast 2019-2024 Revenue CAGR 2018 FSS Industry Wholesale Revenue Intelsat Rank(1) Asia-Pacific $2,368 Russia & Central America $466 Latin America $1,259 North America $2,138 Middle East & Africa $1,675 Europe $2,038 #2 #2 #1 #1 #1 #3 ($ in millions)

Industry Dynamics

Competitive Dynamics

Industry Dynamics The Company operates in an intensely competitive sector of the global communications industry. Significant investment in capacity has over time, and will continue to, put pressure on unit pricing Capacity has grown on average approximately 20% per year since 2009, fueled by cheap borrowing costs A corresponding decline in pricing has been observed as more satellites have become available Some of the Company’s largest customers are facing significant challenges given current economic instability The Company’s mobility business is experiencing dramatic disruption due to the curtailment of commercial air and cruise travel Without significant investment in next-generation network capabilities, current industry dynamics will limit Intelsat’s opportunities for long-term, sustainable growth Peers have dramatically lower leverage profiles and higher free cash flow Intelsat’s high interest expense makes it difficult for the Company to reinvest As a primarily wholesale provider of network services today, competitive input costs are critical to operating and financial health

( ) FSS Broadband Focused LEO Startups Current Satellites 53 GEO 57 GEO 20 MEO 37 GEO 15 GEO 1 LEO 4 GEO 9 GEO 300 LEO - 74 Planned Satellites 4 GEO 1 GEO 7 MEO 4 GEO 300 LEO 3 GEO 1 GEO 42,000 LEO 3,236 LEO 650 LEO 2019A Revenue $2.1 $2.1 $1.4 $0.7 $2.3 $1.9 NM NM NM Market Cap. $0.2 $3.0 $2.3 $0.8 $2.7 $3.0 Private Private Private TEV $14.1 $8.3 $5.4 $3.9 $4.0 $3.5 Private Private Private Commentary Fixed Satellite Services (“FSS”) operators in a state of transition Video continues to slowly decline as more and more consumers transition to over-the-top programming New HTS satellite fleets focused on the mobility and larger broadband opportunity Design and develop large GEO satellites built for broadband data services Primarily utilized for consumer broadband, gov’t, and in-flight connectivity Well-funded LEO start-ups seeking to build broadband constellations Offer lowest latency and high throughput Networks under construction but not yet in service Current SatComs Landscape ($ in Billions) Kuiper ( ) Source: Company filings, Capital IQ, and various new sources. Note: Market data as of 5/8/20. OneWeb filed for Chapter 11 Bankruptcy in March 2020. Starlink (1)

Satellite Capacity and Pricing Source: NSR Includes both wide-beam and HTS capacity; HTS capacity converted from bits to hertz assuming 2 bits / hertz. Based on transponder pricing across all geographies and applications where data is available for all three years. Falling Average Capacity Pricing(2) Significant Growth in Capacity(1) (Thousands of 36 MHz Transponder Equivalents) ($ / MHz / Month) 2-Year CAGR: (23.2%) 2-Year CAGR: 18.2%

Revenue Trends at SES and Intelsat Video Revenue Intelsat SES Data Revenue 2-Year CAGR: (7.6%) 2-Year CAGR: 8.6% Source: Company Filings, Internal Company Projections. Note: SES financial data converted at a constant exchange rate of 1.081x USD/EUR. 2020E Revenue figures based on internal Company projections for Intelsat and Company guidance for SES. (1) ($ in billions) (1) (1) (1) 2-Year CAGR: (9.6%) 2-Year CAGR: (7.0%)

Market Analysis

Valuation Comparables

Market statistics for the Company's primary competitors are summarized below.

($ in millions)	Intelsat		Other FSS				Other Satellite			
	Debt at Book	Debt at Market	SES[2,3]	Eutelsat	Loral / Telesat	*Average*	Echostar	Viasat	Inmarsat	*Average*
Valuation Metrics:										
TEV / 2019A EBITDA	9.5x	6.2x	6.2x	5.5x	7.4x	6.4x	6.4x	9.0x	8.3x	7.7x
TEV / 2020E EBITDA	10.3x	6.7x	6.5x	5.2x	7.4x	6.3x	6.6x	8.7x	NA	7.6x
2019A Operating Statistics:										
Revenue	$2,061		$2,149	$1,411	$654		$1,886	$2,275	$1,465	
EBITDA	1,481		1,327	989	535		540	446	770	
EBITDA - CapEx	1,252		1,025	686	448		121	(248)	179	
Levered FCF	118		799	429	3		(78)	(285)	65	
Growth Metrics										
'19A - 21E Revenue Growth	(6.5%)		(1.9%)	(4.5%)	NA	(3.2%)	5.7%	14.1%	NA	9.9%
'19A - 21E EBITDA Growth	(10.0%)		3.1%	5.5%	NA	4.3%	14.4%	11.8%	NA	13.1%

Source: Company filings, Wall Street research and Capital IQ.
Note: Market data as of 5/8/20 and balance sheet as of latest available filings unless indicated otherwise. Cash does not include restricted cash.
(1) Intelsat's Envision Convertible Notes treated as debt and not shown on an "as converted" basis; therefore, excludes potential shares associated with Intelsat's Envision Convertible Notes. Cash balance assumes 1Q20 forecast ending balance by entity, excluding any professional fees.
(2) Excludes €750mm of O3b liabilities to Boeing which may constitute debt-like obligations.
(3) Includes $114mm of non-controlling interest consisting of the Lux Government's 50% interest in LuxGovSat, a 30% interest in Ciel Satellite held by various third parties and YahSat's 65% interest in Al Maisan Satellite.
(4) Includes $159mm of minority interest associated with the 3.7% stake of Eutelsat S.A. not owned by Eutelsat Communications S.A. and $133mm from the Viasat JV.
(5) Excludes assumed US$225 million equity value for Loral's non-Telesat assets/liabilities including US$257 million in cash.
(6) Levered FCF defined as EBITDA less CapEx, Cash Interest and Cash Taxes.
(7) All metrics reflect analyst consensus estimates except for Loral / Telesat and Inmarsat as estimates for those companies are not available.

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Comparable Debt Trading Levels Source: Company filings, Wall Street research, Capital IQ and Bloomberg. Note: Market data as of 5/8/20 and balance sheet as of latest available filings unless indicated otherwise. Cash does not include restricted cash. Intelsat’s Envision Convertible Notes treated as debt and not shown on an “as converted” basis; therefore, excludes potential shares associated with Intelsat’s Envision Convertible Notes. Cash balance assumes 1Q20 forecast ending balance by entity, excluding any professional fees. Excludes €750mm of O3b liabilities to Boeing which may constitute debt-like obligations.

FCC Process Update

FCC C-Band Order The FCC Order requires, among other things, Intelsat to clear the 3.7-4.0 GHz portion of the C-band spectrum by December 2025. The Order provides for $4.87bn of Accelerated Relocation Payments if the spectrum is cleared on an accelerated timeframe. To receive those payments, Intelsat must fund the working capital for the relocation process. The Order provides for $4.87bn of Accelerated Relocation Payments to Intelsat, payable in 2 phases, should the Company meet specific requirements outlined in the Order to clear spectrum on an accelerated basis Phase I Contingent Payments of $1.20bn earned in December 2021, expected to be received in Q1 2022 Phase II Contingent Payments of $3.67bn earned in December 2023, expected to be received in Q1 2024 While the Order provides for reimbursement for all reasonable expenses related to the relocation process, first reimbursements are not expected to be received until end of Q2 2021 While no final decision has been made regarding opt-in, the Company has begun making spending commitments to preserve such option Auction currently scheduled to begin on December 8, 2020 Historically, similar auctions have taken up to 90 days to execute Once processed and approved by the Clearinghouse, reimbursements to be paid within 30 days subject to availability of funds

Estimated Clearing Costs Estimates presented below are highly preliminary and subject to significant change during implementation of the Company’s full relocation plan which is in process Figures may not be comprehensive and work around the plan is ongoing

Adjusted Outlook

Historical Trends The Company has seen gradual y-o-y declines in operating results which are expected to continue through 2020. Illustrates GAAP AEBITDA, rather than cash AEBITDA. 2020 unlevered free cash flow displayed before impact of clearing costs. REVENUE ($ in millions) AEBITDA(1) ($ in millions) UNLEVERED FREE CASH FLOW(2) ($ in millions) Historical Forecast CAGR: (6%) CAGR: (10%) CAGR: (17%)

Bridge of Declines by Segment 2019 to 2019 Pro Forma bridge incorporates adjustments for the failure of IS-29e in April of 2019 and one large network outsourcing transaction in Q12019. Illustrates GAAP AEBITDA, rather than cash AEBITDA. REVENUE BRIDGE(1) AEBITDA(2) BRIDGE

Adjusted 2020 Outlook Overview Operating Performance Forecast driven by historical trends in demand, customer contract backlog and expected renewal rates Stress experienced by customers in current market expected to result in less new business, lower renewal rates and unexpected contract renegotiations 2020 budgeted revenue adjusted downward by approx. $160mm with sustained loss of these revenues into 2021 Additional revenue includes managed services, third party leases, and occasional use products Operating expenses are mostly contract-based and fixed Assumes Jackson income tax payments in line with current tax arrangements 5 day increase in DSO for accounts receivable in April 2020 followed by 1 day increase per month May-July 2020, followed by 1.5 day increase per month through April 2021 Capital Expenditures Expenses include maintenance capital expenditures, IS-40e and three next-gen software defined satellites Clearing Costs Includes expenditures for building and launching new satellites as well as TT&C/Gateway consolidation, filters, antennas, compression equipment and installation The Company is not projecting receipt of any Clearing Cost Reimbursements in 2020 The Company has adjusted its outlook for 2020 based on performance in 1Q20 and anticipated impact of the current operating environment on its customers. The numbers contained herein are subject to material change.

2020 Quarterly Outlook (3)

Illustrative 2021 Assumptions Operating Assumptions Revenue in 2021 projected to decline ~5% from 2020 Slow recovery from COVID economic environment – no cyclical rebound Capital Expenditure Modest decline from 2020 given spending required for next-generation software defined satellites largely accelerated to 2020 Net Clearing Costs Reimbursement assumed to begin on June 30, 2021 First installment of reimbursement assumed to cover spending up to December 31, 2020, and all further reimbursements assumed to occur on a six-month delay from cost incurrence

DIP Analysis

Debtor-in-Possession Financing Sizing

Intelsat is seeking financing from third parties to finance the relocation process under the FCC Order, and is evaluating the use of Chapter 11 to finance the required Clearing Costs

> Annual interest savings on Jackson indebtedness is approximately $550mm

> Annual interest savings on ICF, LuxCo and Intelsat S.A. ("HoldCos") indebtedness is approximately $250mm

The materials included herein include a DIP budget prepared by the Company for Jackson and its subsidiaries, excluding all holding companies

> The summary DIP need is as follows(1)

($USD Millions)	
Base Case DIP Need (peak at June 2021)(2)(3)	$432
Delayed Clearing Cost Reimbursement Risk	150
Additional Operating Risk	50
Foreign Exchange Risk	50
Investment Basket & Other	318
Base Case DIP Size	$1,000

> The Company expects to be able to fully repay all amounts drawn under the financing when it receives reimbursements pursuant to the FCC Order, which are currently forecast to be received beginning June 30, 2021

(1) Assumes non-payment of April 15, 2020 unsecured interest payment of $125mm.
(2) Projected cumulative Clearing Costs as of 6/30/21 total $845mm.
(3) Excludes additional DIP interest and fees that may be required under a final DIP agreement.

KIRKLAND & ELLIS LLP PJT Partners 34

Proposed Structure The Company is seeking terms for an underwritten junior lien DIP The Company is looking for a proposal on the cost and structure of the proposed DIP The Company is looking for maximum flexibility in order to have the time available to maximize value for all stakeholders Company targeting execution of a committed DIP financing prior to a target filing before May 15, 2020 While the Company is asking for DIP proposals, no decision has been made to file for Chapter 11, and the Company is continuing to pursue alternatives to Chapter 11, if available

DIP Budget Summary Before contingency, peak DIP draw estimated at approximately $432mm, driven predominantly by the timing of Clearing Cost Reimbursements, with amounts to be paid back by the end of the forecast period.

DIP Sizing Assumptions Incremental Chapter 11 Assumptions Filing before May 15, 2020 25% of Company’s pre-petition payable reclassified as pre-petition liabilities Days Payable Outstanding build to run-rate 46 days over the course of 3 months post-petition Forecast includes professional fees for Jackson advisors only DIP Financing Interest Rate: 5% Maturity: Petition Date + 20 months, with 6-month extension for regulatory closing process Fees: modeled as $0 Commitment: $1.0bn (modeled as revolver; structure TBD) Jackson minimum cash of $175mm Cash Sweep: Cash flow above minimum cash of $175mm reduces DIP size DIP Sizing model based on adjusted 2020 operating outlook with additional assumptions due to a chapter 11 filing. 2021 forecast based on an extrapolation of historical business declines with 2020 outlook as baseline and does not represent Company guidance.

Quarterly DIP Forecast

Appendix

Company Overview

Current Capital Structure As of 4/30/20. Includes restricted cash at Jackson.

Simplified Organizational Chart Source: Confidential Company materials. Notes: Simplified for illustrative purpose. Intelsat Satellite LLC Intelsat US LLC Intelsat License LLC Intelsat Alliance LP Intelsat Ventures S.a r.l. U.K. Entity Luxembourg Entity U.S. Entity Other Subsidiaries Intelsat Global Sales and Marketing Intelsat Holdings LLC Intelsat License Holdings LLC Other Subsidiaries Other Subsidiaries Other Subsidiaries Other Subsidiaries Intelsat Jackson Holdings S.A. Intelsat US Finance LLC Intelsat (Luxembourg) S.A. Intelsat Connect Finance S.A. Intelsat Holdings S.A. Intelsat Envision Holdings LLC Intelsat Investments S.A. Horizon Joint Ventures Intelsat S.A. Intelsat Investments Holdings S.a.r.l

Cash by Entity The table below includes cash holdings by legal entity as of April 30, 2020. ($ in millions) Cash 4/30/20 Intelsat S.A. $0.99 Intelsat Investments Holdings S.a.r.l 0.01 Intelsat Holdings S.A. 0.01 Intelsat Investments S.A. 0.56 Intelsat (Luxembourg) S.A. 0.30 Intelsat Envision Holdings LLC 116.43 Intelsat Connect Finance S.A. 92.02 Intelsat Jackson Holdings S.A. 494.86 Restricted cash at Jackson 42.53 Total $747.70

FCC Process Details

FCC Order Summary Term Description Goals Clear the lower 300 MHz of the C-Band (3.7-4.0 GHz) in the contiguous United States and make 280 MHz available for flexible use, including 5G, via public auction The top 20 MHz would serve as a guard band (3.98-4 GHz) Existing satellite operations would be repacked into the upper 200 MHz of the band (4.0-4.2 GHz) Transition Schedule Relocation deadline: December 5, 2025 Accelerated relocation deadlines (for incumbent operators that voluntarily relocate on an accelerated schedule): Phase I (clear 120 MHz from 3.7-3.82 GHz): December 5, 2021 Phase II (clear 180 MHz from 3.82-4.0 GHz): December 5, 2023 Accelerated Relocation Payments New licensees will be required to pay accelerated relocation payments to incumbents who choose to clear the applicable spectrum in the designated timeframe An operator can receive the Phase II payment if it fails to meet the Phase I deadline but meets the Phase II deadline. An operator that accepts the Phase I payment must also commit to meet the Phase II deadline in order to keep the Phase I. Operators that fail to clear their existing services from the lower 300 MHz by the relevant deadline will receive incremental reductions to their accelerated relocation payment dependent on the actual date of completion; after 6 months, the associated payment will drop to zero Phase I / Phase II Payments by satellite operator and associated penalties for delayed relocation:

FCC Order Summary (Cont’d) Term Description Timing of Accelerated Payments Overlay licensees shall pay accelerated relocation payments to the Clearinghouse (see below) within 60 days of notice that eligible operators have met their respective accelerated clearing benchmark Accelerated Relocation Election Satellite operators must elect to participate in the accelerated clearing of the spectrum by May 29, 2020 to be eligible for Accelerated Relocation Payments Reimbursement of Relocation Costs Incumbent operators can seek reimbursement for reasonable relocation costs, including all reasonable engineering, equipment, site and FCC fees and any reasonable additional costs that incumbent operators may incur as a result of relocation, including financing costs Relocation Payment Clearinghouse A Relocation Payment Clearinghouse will be responsible for collecting from incumbent operators a showing of their documented relocation costs as well as a demonstration of the reasonableness of those costs A search committee comprised of nine stakeholders, including Intelsat, will select the Clearinghouse. The search committee shall convene no later than 60 days after the publication of the FCC order The Clearinghouse will serve as a watchdog over excess transactional costs. Parties seeking reimbursement of “soft” relocation costs that exceed 2% of the hard costs shall bear the burden of justifying those expenses The Clearinghouse will apportion costs among overlay licensees, collect such apportioned amount into a reimbursement fund, and distribute payments to incumbent operators. The Clearinghouse will also distribute Accelerated Relocation Payments to eligible operators Regarding cost reimbursements, initial estimated costs (inception to date plus six months forward estimate) will be collected “shortly after the auction” and disbursed to applicants thereafter The Clearinghouse will serve in an administrative role and in a function similar to a special master in a judicial proceeding and shall also provide certain information and reports to the FCC to facilitate the FCC’s oversight of the transition